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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated February 4, 1997, accompanying the financial statements of BindView Development Corporation included in the Annual Report on Form 10-K of BindView Development Corporation for the year ended December 31, 1998, which is incorporated by reference in this Registration Statement on Form S-3 and Prospectus. We consent to the incorporation by reference in this Registration Statement and Prospectus of the aforementioned report. We also consent to the reference to us under the heading "Experts" in such Registration Statement and Prospectus.


/s/ GRANT THORNTON LLP
Houston, Texas
July 30, 1999